As filed with the Securities and Exchange Commission on July 15, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pulse Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-5696597
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 Brickell Key Drive, Suite 1000

Miami, FL 33131

(510) 906-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Burke T. Barrett

President and Chief Executive Officer

Pulse Biosciences, Inc.

601 Brickell Key Drive, Suite 1000

Miami, FL 33131

(510) 906-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kenneth B. Stratton, Esq. General Counsel Pulse Biosciences, Inc. 3957 Point Eden Way Hayward, CA 94545 (510) 906-4600	Adam Finerman, Esq. Baker & Hostetler LLP 45 Rockefeller Plaza New York, NY 10111 (212) 589-4233

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-278322

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Pulse Biosciences, Inc. (the “Registrant”) is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-278322) (the “Prior Registration Statement”), which the Registrant filed with the Commission on March 28, 2024, and which the Commission declared effective on April 8, 2024.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities offered by the Registrant by a proposed additional aggregate offering price of $10,000,000. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index below and filed herewith or incorporated by reference herein.

II-1

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits.

Exhibit No.	Description

5.1	Opinion of Baker & Hostetler LLP

23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm for the Registrant.

23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on July 15, 2024.

PULSE BIOSCIENCES, INC.

By:	/s/ Burke T. Barrett
Name: Burke T. Barrett
Title: President and Chief Executive Officer

Name	Title	Date

/s/ Burke T. Barrett Burke T. Barrett	President and Chief Executive Officer (Principal Executive and Principal Financial Officer)	July 15, 2024

* Robert W. Duggan	Executive Chairman of the Board of Directors	July 15, 2024

* Darrin R. Uecker	Chief Technology Officer and Director	July 15, 2024

* Manmeet S. Soni	Director	July 15, 2024

* Richard A. van den Broek	Director	July 15, 2024

* Mahkam Zanganeh	Director	July 15, 2024

/s/ Timothy H. Mitsuoka Timothy H. Mitsuoka	Corporate Controller (Principal Accounting Officer)	July 15, 2024

*By:	/s/ Kenneth B. Stratton
Kenneth B. Stratton
Attorney-in-fact